UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form C-AR


UNDER THE SECURITIES ACT OF 1933


(Mark one.)


* Form C: Offering Statement
* Form C-U: Progress Update
* Form C/A: Amendment to Offering Statement
   * Check box if Amendment is material and investors must reconfirm within five business days.
X Form C-AR: Annual Report
* Form C-AR/A: Amendment to Annual Report
* Form C-TR: Termination of Reporting


Name of Issuer:


Popularium, Inc.


Legal status of Issuer:


        Form:


        Corporation


        Jurisdiction of Incorporation/Organization:


        Delaware


        Date of Organization:


        March 21, 2016


Physical Address of Issuer:


2699 1/2 N Beachwood Dr Unit #1002
Los Angeles, CA 90068


Website of Issuer:


https://popularium.com/


Current Number of Employees:
0






	Most recent fiscal year-end
(2024)
	Prior fiscal year-end
(2023)
	Total Assets
	$1,752,902
	$1,165,720
	Cash & Cash Equivalents
	$2,210
	$76
	Accounts Receivable
	$0
	$0
	Short-term Debt
	$695,392
	$468,254
	Long-term Debt
	$1,508,090
	$1,209,699
	Revenues/Sales
	$0
	$0
	Cost of Goods Sold
	$0
	$0
	Taxes Paid
	$0
	$0
	Net Income/(Loss)
	$(136,394)
	$(221,206)




________________


April 29, 2025




FORM C-AR


Popularium, Inc.






This Form C-AR (including the cover page and all exhibits attached hereto, the Form C-AR) is being furnished by Popularium, Inc., Delaware Limited Liability Company (Popularium, the "Company," as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission ("SEC").


No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The SEC does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF ( 227.100 et seq.) which requires that it must file a report with the Commission and annually post the report on its website at https://popularium.com/ no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF ( 227.202(b)) by (1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, (3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, (4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party or (5) the liquidation or dissolution of the Company.


The date of this Form C-AR is April 29, 2025.


THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.




CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS


This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as anticipate, estimate, expect, project, plan, intend, believe, may, should, can have, likely and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.


The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.


Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C-AR or any documents incorporated by reference herein are accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in our expectations.
________________


TABLE OF CONTENTS


CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS        3
ABOUT THIS FORM C-AR        5
RISK FACTORS        5
Risks Related to the Companys Business and Industry        5
BUSINESS        13
Description of the Business        13
Business Plan        13
The Companys Products and/or Services        13
Other leading games in the following similar genres generate $100s of millions
in revenue per year:        13
Intellectual Property        13
Governmental/Regulatory Approval and Compliance        14
Litigation        14
DIRECTORS, OFFICERS, MANAGERS, AND KEY PERSONS        14
Indemnification        15
CAPITALIZATION, DEBT AND OWNERSHIP        16
Capitalization        16
Outstanding Debt        18
Ownership        19
FINANCIAL INFORMATION        20
Cash and Cash Equivalents        20
Liquidity and Capital Resources        20
Capital Expenditures and Other Obligations        20
Trends and Uncertainties        20
Previous Offerings of Securities        20
Restrictions on Transfer        21
TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST        21
ABOUT THIS FORM C-AR


You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide any information different from that contained in this Form C-AR. You should assume that the information contained in this Form C-AR is accurate only as of the date of this Form C-AR, regardless of the time of delivery of this Form C-AR. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.








RISK FACTORS


Risks Related to the Companys Business and Industry


We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.


the Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.


Global crises and geopolitical events can have a significant effect on our business operations and revenue projections.


Geopolitical events, such as wars or conflicts, could result in global disruptions to supplies, political uncertainty and displacement. Each of these crises could adversely affect the economies and financial markets of many countries, including the United States where we principally operate, resulting in an economic downturn that could reduce the demand for our products and services and impair our business prospects, including as a result of being unable to raise additional capital on acceptable terms, if at all. Effects of such events and their impact on particular industries or individual companies are unpredictable.


We may face potential difficulties in obtaining capital.


We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues from sales, as well as the inherent business risks associated with present and future market conditions. Our business currently does not generate any sales and future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.


We may not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock.


Unless we increase our authorized capital stock, we may not have enough authorized common stock to be able to obtain funding by issuing shares of our common stock or securities convertible into shares of our common stock. We may also not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock.


We may implement new lines of business or offer new products and services within existing lines of business.


As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

We rely on other companies to provide software components and services for our products.


We depend on suppliers and contractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or contractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies to whom we delegate manufacture of major components or subsystems for our products, or from whom we acquire such items, do not provide components which meet required specifications and perform to our and our customers expectations. Our suppliers may be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two contractors or suppliers for a particular component. Our products may utilize custom components available from only one source. Continued availability of those components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.


the Companys success depends on the experience and skill of the board of directors, its executive officers and key contributors.


We are dependent on our board of directors, executive officers and key contributors. These persons may not devote their full time and attention to the matters of the Company. The loss of any of our directors, executive officers, or key contributors could harm the Companys business, financial condition, cash flow and results of operations.


Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.


We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such persons absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.


Damage to our reputation could negatively impact our business, financial condition and results of operations.


Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.


Our business could be negatively impacted by cyber security threats, attacks and other disruptions.


We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including bugs and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.


Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.


Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.


The use of Individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.


The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.


The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.


The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Companys financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Companys results of operations.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.


We are also subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements, and retail financing, debt collection, consumer protection, environmental, health and safety, creditor, wage-hour, anti-discrimination, whistleblower and other employment practices laws and regulations and we expect these costs to increase going forward. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.


The Company may be unable to create the brand awareness necessary to become profitable.


We believe developing and maintaining awareness of and consumer engagement with our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers and maintaining old customers. Successful promotion of our brand largely depends on the effectiveness of our marketing efforts and on our ability to provide attractive products at competitive prices. Our efforts to build our brand will involve significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If our efforts to promote and maintain our brand are not successful, we may fail to attract enough new customers and maintain old customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.


The Companys content may fail to achieve economic success.


We cannot guarantee the economic success of any of our products because such success depends on a variety of factors, none of which are not entirely within our control. Such factors include, among other things, the publics acceptance of the product, critical reviews, competing products on the market, the availability of distribution channels for our products, general economic conditions, and other tangible and intangible factors. If the Companys products fail to achieve economic success, the Companys financial performance will be negatively impacted.


The distribution of our video games could be affected by rating or distribution restrictions that may limit their marketability and accessibility to wider audiences, thus potentially reducing our revenue.


Some of our video games may contain mature content and themes and may be subject to ratings restrictions and censorship. Such restrictions and censorship could limit our ability to commercialize our films and video games. We cannot predict how the Entertainment Software Rating Board (ESRB) will rate our video games. Certain agreements we plan to obtain, including agreements with distribution companies, may be contingent upon our products ultimately receiving a rating classification from ESRB no more restrictive than E/E10+/T. Certain distributors may only offer marketing and advertising support for video games with certain classifications. If, for any reason, our video games do not receive ratings acceptable to such distributors, we may have fewer distribution venues available to us, and thus a smaller audience for our video games. Such an occurrence will reduce our revenues and overall profitability.


Additionally, regulators in certain jurisdictions might find elements of our video games to be objectionable. We may have to make revisions before offering our video games in such jurisdictions before their launch, which may further add to our expenses. Further, our video games may still be denied regardless of any revisions we make. Such occurrences will reduce our revenues and overall profitability.


The Companys financial success depends upon consumer reception of its products, which is difficult to predict.


The production and distribution of video games and other entertainment content are inherently risky businesses because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public. Consumer reception of our products is difficult to predict. Consumer tastes change frequently, and it is a challenge to anticipate what content will be successful at a certain point in time. In addition, the commercial success of our content also depends upon the quality and acceptance of competing programs, and other content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the success of a video game may impact not only the direct sales revenues we receive but also those from other distribution channels, such as subscription services for video game content. A poor reception by consumers may also impact our negotiating strength with publishers, distributors and retailers, resulting in less desirable product promotion. Ultimately, reduced public acceptance of our entertainment content can affect all of our revenue streams and may adversely impact our results of operations.


The Company makes use of free and open source software which can pose strategic, operational, and legal risks.


The Company seeks to carefully manage the risks of using open source, including monitoring code integrity, licenses, security, and compliance. However, if any of the open source software used by the Company is compromised, diminished in quality, no longer supported or otherwise discontinued, if there is a change in licensing, or there is an unforeseen change which results in how the software can be used, it could pose significant challenges to the Company and its business.


Certain open source software licenses require the users of such software to make their source code freely available to any third party. While the Company monitors its licenses and believes that it is not obligated to distribute its source code, an adverse determination that would require the Company to distribute its source code would seriously compromise the confidentiality of its product and enable competitors to replicate the product and third parties to have access to the inner workings of the product with concomitant risks to the security of the product and to Companys competitive advantage in producing follow-on products.


The Companys intellectual property rights could be unenforceable or ineffective, and the Company could also be subject to claims for intellectual property infringement.


One of the Companys most valuable assets is its intellectual property. Companies, organizations, or individuals, including competitors, may hold or obtain patents, copyright, trademarks, or other proprietary rights that would prevent, limit, or interfere with the Companys ability to make, use, develop, sell, or market all or portions of its products, which would make it more difficult for the Company to operate its business. These third parties may have applied for, been granted, or obtained patents, copyrights or trademarks that relate to intellectual property that competes with the Companys intellectual property, thereby requiring the Company to develop or obtain alternative products, or obtain appropriate licenses for such products, which may not be available on acceptable terms or at all. Such a circumstance may result in the Companys having to significantly increase development efforts and resources to redesign some of its products in order to safeguard the Companys competitive edge against competitors in the same industry. There is a risk that the Companys means of protecting its intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect the Companys business or reputation, financial condition, and/or operating results.


From time to time, the Company may receive communications from holders of copyrights or trademarks regarding their proprietary rights. Companies holding patents, copyrights or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge the Company to enter into licensing arrangements. Regardless of merit, defense of such lawsuits is distracting, time consuming and expensive and may affect the reputation of the Company. In addition, if the Company is determined to have infringed upon a third partys intellectual property rights, the Company may be required to cease offering its products, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for the Companys products. The Company may also need to file lawsuits to protect its intellectual property rights from infringement from third parties, which could be expensive, and time-consuming; and could distract managements attention from its core operations.


Violations of the Companys intellectual property rights or findings that Company intellectual property rights are not enforceable may also damage the ability of the Company to profit from collateral products, which would adversely affect future revenue.


There is a risk that the Companys compliance with personal information and data privacy laws in the United States and internationally may be inadequate or non-compliant.


The Company maintains personal information and data regarding its employees and parties it engages in the course of its business operations. The Company employs measures to ensure that it complies with the personal and data privacy laws in the U.S. regarding the collection, storage, transfer, and use of personal information and data. For instance, the Company engages outside counsel to ensure such compliance. However, there is no guarantee that the Companys measures will be adequate or fully compliant. Investors should be aware of the risk of the Companys non-compliance, which may lead to financial losses for the Company. There is also the risk that the storage of data in the United States or in other jurisdictions, either by the Company or third party vendors, will be held to be in violation of foreign requirements, such as the EU privacy policies.


The Company may never have an operational product or the product may never go on sale.

It is possible that there may never be a retail-ready video game, or that other products in development may never go on sale. Some of the Companys products are still in the prototype phase and may never become operational products. Developing new products and technologies can be a complex process that involves significant risks and uncertainties. Delays or cost overruns in development, or the failure of the product to meet our performance estimates may be caused by, among other things, unanticipated technical challenges, design flaws or changes in design, and regulatory hurdles. Any of these events could materially and adversely affect the Companys operations and business plans.


It is possible that the failure to release the product is the result of a change in business model upon the Company's making a determination that the business model, or some other factor, will not be in the best interest of the Company.


The loss of one or more of our key personnel, or the failure to attract and retain other highly qualified personnel in the future, could harm the Companys business.


The Companys business depends on our ability to attract, retain, and develop highly skilled and qualified personnel. As the business grows, the Company will need to continue to attract and onboard additional personnel in various areas, including sales, marketing, design, development, operations, finance, legal, and human resources. However, the Company may face competition for qualified candidates, and cannot guarantee that it will be successful in recruiting or retaining suitable personnel. Additionally, if the Company makes hiring mistakes or fails to develop or train its personnel adequately, it could have a negative impact on the business, financial condition, or operating results. It is likely the Company will need to compete with other companies for highly skilled and qualified personnel. If the Company is unable to attract and retain the right talent, it may impact the ability to execute on the business plan successfully. Furthermore, the economic environment may affect the Companys ability to onboard qualified candidates, and the Company cannot predict whether they will be able to find the right personnel at the time they are required.


The Company is reliant on a single product.


All of the Companys current services are variants of one type of product. Relying heavily on a single product can be risky, as changes in market conditions, technological advances, shifts in consumer preferences, or other changes can adversely impact the demand for the product or service, potentially leading to revenue declines or even business failure.


IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS Form C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.
________________




BUSINESS


Description of the Business


Popularium, Inc. is a video game developer incorporated in the state of Delaware on March 21, 2016. The company at its founding was originally focused on development of multimedia entertainment content, and it was restructured in March 2022 as a video game developer.


The Company conducts business primarily in California, operates as a fully remote organization, and plans to sell products and services through the internet throughout the United States and internationally.


Business Plan


The Company is currently in closed testing for its first video game, Chaos Agents. The Company plans to release Chaos Agents in a publicly available Alpha testing phase in December 2024 accessible via web browser and the Steam marketplace. It is expected that the game will cost approximately $20 for new users, and the initial purchase price will enable players to acquire their first globally unique Chaos Agent character. Additionally, players may be able to purchase additional Chaos Agents characters.


According to present business plans, an Early Access release is planned for Q4-2025, and the full retail release of Chaos Agents is planned for Q3-2026. By the time of full retail release, it is anticipated that Chaos Agents will be available on PC with future plans for additional platforms.


The Companys Products and/or Services


Product / Service
	Description
	Chaos Agents video game
	Chaos Agents is an autobattler-royale and will have hundreds of thousands of globally unique characters available to individual players.


Autobattler-royale is a new video game genre that combines key elements from MOBA (multiplayer online battle arena), Autobattler, and Battle Royale genres.


Customer Base


Chaos Agents is currently in a closed testing phase, with playtesters joining through invitation only. There are currently about 200 active playtesters. Additional playtesters are being added every week, and this may change the average and peak active playtesters.


Other leading games in the following similar genres generate $100s of millions in revenue per year:
* Autobattlers - 30M+ players; Teamfight Tactics, Hearthstone Battlegrounds, Autochess, Battle for the Golden Spatula(China)
* MOBA - ~130M players; League of Legends, DOTA 2, Deadlock, Arena of Valor, Brawl Stars
* Battle Royale - ~550M players; Fortnite, PUBG, Apex Legends, Call of Duty:
Warzone


Intellectual Property


The Company has proprietary technology with potential future licensing value.


All persons who contributed to the development of the product have signed a Confidential Information and Assignment Agreement assigning their intellectual property rights to the Company.


Registered Domains:
* popularium.com
* chaosagents.com and chaos-agents.com


Governmental/Regulatory Approval and Compliance


The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.


Litigation


The Company is not subject to any current litigation or threatened litigation.






DIRECTORS, OFFICERS, MANAGERS, AND KEY PERSONS


The directors, officers, managers, and key persons of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.




Name
	Positions and Offices Held at the Company
	Principal Occupation and Employment Responsibilities for the Last Three
(3) Years
	Education
	Arka Ray
	Director, President, Co-Founder and Technical Director
	Director, President, Co-Founder and Technical Director, Popularium, Inc., Jan 2021 - Present


Co-Founder, CTO, The Data Economics Company, March 2019 - Present
	BS, Computer Science and Electrical Engineering, University of California, Berkeley, 2006
	Bryan Goldberg
	Director
	Director - Popularium, Inc., Mar 2024 - Present


Founder, CEO - Bustle Digital Group (BDG), Feb 2013 - Present
	BA, Economics, Middlebury College, 2005
	Jennifer Hinkel
	Director, Secretary
	Director, Secretary - Popularium, Inc., March 2022 - Present


Managing Director, Co-founder -
The Data Economics Company, Jun 2019 - Present


	MSc, International Health Policy, The London School of Economics and Political Science, 2004


BS, International Affairs, Georgia Institute of Technology, 2003
	Jonathan Bankard
	Director, Co-Founder, General Manager
	Director, Co-Founder, General Manager - Popularium, Inc., July 2022 -
Present


Sr Director, Product Management - Blizzard Entertainment, Sept 2021 - July 2022
	Masters of Business Administration, Harvard Business School, 2007


BS, Computer Science and Economics, Brown University, 2005
	Richard Garfield
	Co-Founder, Game Design Lead
	Co-Founder, Game Design Lead - Popularium, Inc., July 2022 - Present


Game Designer, Three Donkeys LLC, July 2004 - Present
	PhD, Combinatorial Mathematics, University of Pennsylvania, 1993


BS, Computer Mathematics, University of Pennsylvania, 1985
	Indemnification


Indemnification is authorized by the Company to directors, managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorneys fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.
________________




CAPITALIZATION, DEBT AND OWNERSHIP


Capitalization


The Companys authorized capital stock consists of 10,000,000 shares of common stock of which 1,540,944 are issued and outstanding, par value $0.0001 per share (the Common Stock). Of the 10,000,000 authorized shares, 2,000,000 have been set aside for use by Populariums Equity Incentive Plan, of which 719,250 have been granted as vesting stock options or restricted stock units.




Outstanding Capital Stock


As of the date of this Form C-AR, the Companys outstanding capital stock consists of:


Type
	Common Stock
	Amount Outstanding
	1,540,944
	Par Value Per Share
	$0.0001
	Voting Rights
	1 vote per share
	Anti-Dilution Rights
	None
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue additional shares of Common Stock at a later date. The issuance of such additional shares of Common Stock would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.




Outstanding Options, SAFEs, Convertible Notes, Warrants


As of the date of this Form C-AR, the Company has the following additional securities outstanding:


Type
	Options to Purchase Common Stock under 2024 Equity Incentive Plan Amount Outstanding
	698,250
	Voting Rights
	None
	Anti-Dilution Rights
	None
	Material Terms
	Each Option, upon exercise, grants the holder of such Option the right to purchase shares of Common Stock at a predetermined price.
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue or reserve for issuance additional Options at a later date. The issuance or reservation for issuance of such additional Options would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.




Type
	Restricted Stock Units (RSUs) under 2024 Equity Incentive Plan
	Amount Outstanding
	21,000
	Voting Rights
	None
	Anti-Dilution Rights
	None
	Material Terms
	Each RSU grants the holder the right to receive one share of Common Stock at the current valuation at the time of vesting.
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue or reserve for issuance additional RSUs at a later date. The issuance or reservation for issuance of such additional RSUs would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.




Type
	SAFE (Simple Agreement for Future Equity)
	Face Value
	$89,121.00
	Voting Rights
	N/A
	Anti-Dilution Rights
	None
	Material Terms
	* Post-Money Valuation Cap is $20,000,000
* Discount of 10%
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue additional SAFEs at a later date. The issuance of such additional SAFEs would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.




Type
	SAFE (Simple Agreement for Future Equity)
	Face Value
	$1,537,134.16
	Voting Rights
	N/A
	Anti-Dilution Rights
	None
	Material Terms
	* Post-Money Valuation Cap is $20,000,000
* Discount of 15%
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue additional SAFEs at a later date. The issuance of such additional SAFEs would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.




Type
	Warrants to Purchase Common Shares
	Amount Outstanding
	165,000
	Voting Rights
	None
	Anti-Dilution Rights
	None
	Material Terms
	The Warrants, upon exercise, grants the holder(s) of such Warrants the right to purchase 165,000 shares of Common Stock at a predetermined price of $0.17 per share.
	How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF
	The Company may issue additional Warrants at a later date. The issuance of such additional Warrants would be dilutive, and could adversely affect the value of the Securities issued pursuant to the Regulation CF.


Outstanding Debt


As of the date of this Form C-AR, the Company has the following debt outstanding:


Type
	Loan
	Creditor
	Abhinav Goyal
	Principal Amount Outstanding
	$100K
	Interest Rate and Amortization Schedule
	7.75% per year
	Description of Collateral
	None
	Other Material Terms
	None
	Maturity Date
	February 5th , 2026
	Date Entered Into
	March 5, 2024


________________
Ownership


The table below lists the beneficial owners (including individuals and entities) of twenty percent (20%) or more of the Companys outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.




N/A - There is no single individual or entity with 20% or more ownership by voting power.
________________


FINANCIAL INFORMATION


Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.


Cash and Cash Equivalents


As of March 31, 2025 the Company had an aggregate of $58,502 cash and cash equivalents, leaving the Company with approximately 5 months of runway. Runway is calculated by dividing cash-on-hand by average monthly net loss (if any).


Liquidity and Capital Resources


On April 30th, 2025, the Company will complete an offering pursuant to Regulation CF.


Capital Expenditures and Other Obligations


The Company does not intend to make any material capital expenditures in the near future.


Trends and Uncertainties


The financial statements are an important part of this Form C-AR and should be reviewed in their entirety. Please see the financial statements attached as Exhibit A.


Previous Offerings of Securities
We have made the following issuances of securities within the last three years:


Security Type
	Principal Amount of Securities Sold
	Amount of Securities Issued
	Use of Proceeds
	Issue Date
	Exemption from Registration Used or Public Offering
	Shares of Common Stock
	N/A
	972,080
	N/A
	March 1, 2022
	4(a)(2)
	Shares of Common Stock
	N/A
	568,000
	N/A
	October 1, 2022
	4(a)(2)
	Non Qualified Stock Options (under 2024 Equity Incentive Plan)
	N/A
	134,750
	N/A
	April 15, 2024
	701
	Non Qualified Stock Options and Restricted Stock Units (under 2024 Equity Incentive Plan)
	N/A
	525,500
	N/A
	September 12, 2024
	701
	Non Qualified Stock Options (under 2024 Equity Incentive Plan)
	N/A
	80,000
	N/A
	December 28, 2024
	701
	Warrants for Purchase of Common Stock
	N/A
	165,000
	N/A
	September 12, 2024
	4(a)(2)
	Simple Agreement for Future Equity (SAFE)[1]
	$1,512,134.16
	N/A
	Chaos Agents Game Development
	Multiple
	Rule 506(b)
	Simple Agreement for Future Equity (SAFE)[2]
	$89,121.00
	N/A
	Chaos Agents Game Development
	August 1, 2024
	Rule 506(b)


See the section titled Capitalization and Ownership for more information regarding the securities issued in our previous offerings of securities.


Restrictions on Transfer


Any securities sold pursuant to Regulation CF being offered may not be transferred by any purchaser of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities were transferred: 1) to the Company, 2) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, 3) as part of an Offering registered with the SEC or 4) to a member of the family of the Purchaser or the equivalent, to a trust controlled by the Purchaser, to a trust created for the benefit of a family member of the Purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances. "Member of the family" as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law and includes adoptive relationships.




TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST


From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Companys outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the Company's last fiscal year, or any currently proposed transaction, to which the Company was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the Company in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any director or officer of the Company; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, calculated on the basis of voting power; (iii) if the Company was incorporated or organized within the past three years, any promoter of the Company; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

No qualifying transactions have occurred during the relevant period.


Bad Actor Disclosure


The Company is not subject to any bad actor disqualifications under any relevant U.S. securities laws.


The Company is not subject to any matters that would have triggered disqualification but occurred prior to May 16, 2016.




SIGNATURE


Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding ( 227.100 et seq.), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form C-AR to be signed on its behalf by the duly authorized undersigned.




	Popularium, Inc, ________________________________________
(Company)


By:


/s/ Arka Ray


	(Signature)






	Arka Ray


	(Name)






	Director, President, Co-Founder and Technical Director


	(Title)






Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding ( 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.




	/s/ Arka Ray


	(Signature)






	Arka Ray


	(Name)






	Director, President, Co-Founder and Technical Director


	(Title)






	April 29, 2025


	(Date)






	/s/ Bryan Goldberg


	(Signature)






	Bryan Goldberg


	(Name)






	Director


	(Title)






	April 29, 2025


	(Date)








/s/ Jennifer Hinkel
	(Signature)


	Jennifer Hinkel
	(Name)


	Director, Secretary
	(Title)


	April 29, 2025
	(Date)






/s/ Jonathan Bankard
	(Signature)


	Jonathan Bankard
	(Name)


	Director, Co-Founder, General Manager
	(Title)


	April 29, 2025
	(Date)


Instructions.


1. The form shall be signed by the Company, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.


2. The name of each person signing the form shall be typed or printed beneath the signature. Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.
EXHIBIT A


2024 Financial Statements



Popularium, Inc.
Profit and Loss
January - December 2024

	Total
Income	0.00
Gross Profit	$ 0.00
Expenses	136,394.44
Net Operating Income	-$ 136,394.44
Net Income	-$ 136,394.44

Popularium, Inc.
Balance Sheet
As of December 31, 2024

	Total
ASSETS
   Current Assets
      Bank Accounts	$ 2,210.25
      Accounts Receivable	$ 0.00
   Total Current Assets	$ 2,210.25
   Other Assets	$ 1,750,691.52
TOTAL ASSETS	$ 1,752,901.77
LIABILITIES AND EQUITY
   Liabilities
      Current Liabilities	$ 695,391.52
      Long-Term Liabilities	$ 1,508,090.44
   Total Liabilities	$ 2,203,481.96
   Equity
      Common Stock	296,802.08
      Retained Earnings	-610,987.83
      Net Income	-136,394.44
   Total Equity	-$ 450,580.19
TOTAL LIABILITIES AND EQUITY	$ 1,752,901.77







________________
[1] Material terms - Post-Money Valuation Cap of $20,000,000 with discount of
15%
[2] Material terms - Post-Money Valuation Cap of $20,000,000 with discount of
10%